Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Connecticut Premium Income Municipal Fund
33-60542
811-7606

An annual meeting of shareholders was held in the offices of Nuveen Investments on October 12,
2007, at this meeting shareholders were asked to vote on a New Investment Management
Agreement and to ratify the selection of Ernst and Young LLP as the funds independent registered public accounting firm and to elect members of the Board, (there was no solicitation to managements nominee).

To approve a
new
investment
management
agreement

 Common and
 MuniPreferred
 shares voting
 together as a
class

  MuniPreferred
 shares voting
together as a
class







   For

             2,742,129

                             -

   Against

                  90,160

                             -

   Abstain

                  84,429

                             -

   Broker Non
-Votes

             1,035,545

                             -

      Total

             3,952,263

                             -


Proxy materials are herein incorporated by reference to the SEC filing on August 22, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07-012798.